Exhibit 32
Section 1350 Certification of
Chief Executive Officer and Principal Financial Officer
     In connection with the Annual Report on Form 10-K of Atlas Acquisition Holdings Corp. (the “Company”) for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James N. Hauslein, Chairman of the Board, Chief Executive Officer, and Treasurer (Principal Executive Officer and Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 28, 2008

/s/ James N. Hauslein
James N. Hauslein
Chief Executive Officer and Principal Financial Officer